EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of RF Micro Devices, Inc. and subsidiaries of our report dated April 23, 2004 (except for Note 22, as to which the date is May 24, 2004), included in the 2004 Annual Report to Shareholders of RF Micro Devices, Inc. and subsidiaries.

Our audits also included the financial statement schedule of RF Micro Devices, Inc. and subsidiaries listed in Item 15(a)(2). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-31037, 333-74230, 333-93095, 333-107805 and 333-102048) and the Registration Statements (Form S-3 Nos. 333-49432, 333-74578, 333-108141, 333-106140 and 333-85530) of RF Micro Devices, Inc. and subsidiaries of our report dated April 23, 2004 (except for Note 22, as to which the date is May 24, 2004), with respect to the consolidated financial statements of RF Micro Devices, Inc. and subsidiaries incorporated by reference in the Annual Report (Form 10-K) and the related financial statement schedule included in the Annual Report (Form 10-K) for the year ended April 3, 2004.

/s/ Ernst & Young LLP

Greensboro, North Carolina

June 14, 2004